UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-03480	30-1133956
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota

(Address of principal executive offices)

58506
(Zip Code)

Registrant’s telephone number, including area code: (701) 530-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual stockholders’ meeting of MDU Resources Group, Inc. (the “Company”) held on May 13, 2025 (the “Annual Meeting”), stockholders approved the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan, as amended and restated (the “LTIP”). The material changes to the LTIP are as follows: adds non-employee directors of the Company’s Board of Directors (the “Board”) as eligible participants; establishes a $600,000 annual cap on long-term incentive (“LTI”) awards (taking into account cash fees) to a non-employee director; establishes an $8 million (or 500,000 shares, whichever is greater) annual cap on LTI awards to an employee; and sets the minimum vesting period required for full value awards with no performance-based vesting characteristics at one year, and limits the maximum number of shares that can be exempt from the one-year minimum vesting requirement at 462,140 shares. The named executive officers, as well as other officers of the Company, participate in the LTIP. The LTIP became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the LTIP is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 3, 2025 (the “Proxy Statement”). The summaries of the LTIP set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On May 14, 2025, the Company adopted an updated and revised code of business conduct, referred to as the “Leading With Integrity Policy” (the “Policy”) as part of its periodic review process. This Policy applies to all non-employee directors, officers, and employees of the Company and its subsidiaries. The updates and revisions to the Policy, among other things: (i) clarify and revise provisions relating to conflicts of interest, gifts, artificial intelligence, regulatory compliance, and workplace opportunities, and (ii) make other non-substantive administrative and stylistic changes.

The summary description of these updates and revisions to the Policy set forth above is qualified in its entirety by reference to the full text of the Policy, as amended, which can be found on the Company’s corporate website at investor.mdu.com/governance/governance-documents/. The contents on the Company’s website are not incorporated by reference in this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, stockholders voted on four proposals. The proposals and final voting results are listed below:

Proposal 1: Election of Board. Stockholders elected the seven nominees to the Board for one-year terms expiring at the annual stockholders’ meeting to be held in 2026:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Darrel T. Anderson	157,341,567	2,322,198	316,548	24,207,393
Vernon A. Dosch	159,054,288	602,106	323,919	24,207,393
Marian M. Durkin	158,958,893	698,185	323,235	24,207,393
Douglas W. Jaeger	159,001,699	649,265	329,349	24,207,393
Dennis W. Johnson	153,505,942	6,063,862	410,509	24,207,393
Nicole A. Kivisto	159,133,329	534,431	312,553	24,207,393
Priti R. Patel	158,972,840	655,615	351,858	24,207,393

Proposal 2: Advisory Vote to Approve Executive Compensation. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,199,129	10,334,399	1,446,785	24,207,393
Proposal 3: Approval of LTIP. Stockholders approved the LTIP, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,735,190	5,936,828	1,308,295	24,207,393
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions
181,721,026	1,754,676	712,004

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1	MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan, as amended and restated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2025

MDU Resources Group, Inc.

By:	/s/ Anthony D. Foti
Name:	Anthony D. Foti
Title:	Chief Legal Officer and Corporate Secretary

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